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Exhibit 99(B)

Exhibit B

Power of Attorney

        The undersigned hereby make, constitute and appoint each of Edward F. Glassmeyer and Ann H. Lamont, acting jointly or individually, with full power of substitution, the true and lawful attorney-in-fact for the undersigned, in the undersigned's name, place and stead and on the undersigned's behalf, to complete, execute and file with the United States Securities and Exchange Commission (the "Commission"), a statement on Schedule 13D or Schedule 13G with respect to the securities of Psychiatric Solutions, Inc., a Delaware corporation, and any and all amendments thereto pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any other forms, certificates, documents or instruments (including a joint filing agreement) that the attorneys-in-fact (or either of them) deems necessary or appropriate in order to enable the undersigned to comply with the requirements of said Section 13(d) and said rules and regulations.

        This Power of Attorney shall remain in effect for a period of two years from the date hereof or until such earlier date as a written revocation thereof is filed with the Commission.

    Dated: January 7, 2003

Oak Investment Partners X, Limited Partnership
By: Oak Associates X, LLC, its general partner

By:	/s/ EDWARD F. GLASSMEYER Name: Edward F. Glassmeyer Title: Managing Member

Oak Associates X, LLC

By:	/s/ EDWARD F. GLASSMEYER Name: Edward F. Glassmeyer Title: Managing Member

Oak X Affiliates Fund, Limited Partnership
By: Oak X Affiliates, LLC

By:	/s/ EDWARD F. GLASSMEYER Name: Edward F. Glassmeyer Title: Managing Member

Oak X Affiliates, LLC

By:	/s/ EDWARD F. GLASSMEYER Name: Edward F. Glassmeyer Title: Managing Member

/s/ DAVID B. WALROD David B. Walrod

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Exhibit B